                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                        U.S. INDUSTRIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                                         February 7, 2002

Dear Fellow Stockholder:

    The Annual Meeting of Stockholders of U.S. Industries, Inc. will be held on March 21, 2002, beginning at 11 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

    Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the attached Proxy Statement.

                                                       SINCERELY,

                                                            /s/ David H. Clarke
                                                            David H. Clarke
                                                            CHAIRMAN AND CHIEF
                                                            EXECUTIVE OFFICER

                             U.S. INDUSTRIES, INC.
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 21, 2002

                             ---------------------

    Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Industries, Inc., a Delaware corporation (the "Company"), will be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on March 21, 2002, beginning at 11 a.m., local time, for the following purposes:

    1.  To elect three directors in Class I, each for a term of three years;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2002; and

    3.  To consider any other matters that may properly come before the Meeting.

    Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on January 21, 2002 will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          Steven C. Barre
                                          SECRETARY

Iselin, New Jersey
February 7, 2002

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                 SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                             U.S. INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on March 21, 2002, at 11 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about February 11, 2002.

                                     VOTING

    Only stockholders of record at the close of business on January 21, 2002 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 74,332,088 shares of Common Stock were outstanding.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as "against" it. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it, but will reduce the number of shares needed for a majority decision.

    If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election of the slate of nominees proposed by the Board of Directors, for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2002, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The Company's Retirement Savings & Investment Plan (the "401(k) Plan") provides that the trustee of the 401(k) Plan shall vote the number of shares of Common Stock allocated to a participant's account as instructed by the participant and that the trustee shall vote the number of shares for which no instructions are received in the same proportion as those shares in the same plan for which instructions have been received. Courts have held that trustees are required to follow participants' instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Voting instruction cards are being mailed to all participants in the 401(k) Plan. If a participant also owns shares outside the 401(k) Plan, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustee will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than March 12, 2002. The total number of shares in the 401(k) Plan as of the Record Date represents approximately 2.9% of the shares of Common Stock outstanding on the Record Date.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

NAME AND ADDRESS                                              NUMBER OF    PERCENT
OF BENEFICIAL OWNER                                             SHARES     OF CLASS
-------------------                                           ----------   --------
Southeastern Asset Management, Inc. (1).....................  11,019,500     14.8%
  6410 Poplar Avenue
  Suite 900
  Memphis, TN 38119
Mellon Financial Corporation (2)............................   8,291,886     11.2%
  One Mellon Center
  Pittsburgh, PA 15258
SASCO Capital, Inc. (3).....................................   6,057,600      8.2%
  Ten Sasco Hill Road
  Fairfield, CT 06430
Snyder Capital Management, L.P. (4).........................   5,474,750      7.4%
  350 California Street,
  Suite 1460
  San Francisco, CA 94104
AXA-UAP (5).................................................   4,253,003      5.7%
  23, Avenue Matigon
  75008 Paris, France

------------------------

1. According to Schedule 13G/A filed on February 12, 2001, by Southeastern Asset Management Inc. ("SAMI") and Longleaf Partners Small-Cap Fund ("Longleaf"): (a) SAMI beneficially owns 11,019,500 shares, as to which SAMI has the sole voting power with respect to 3,084,500 shares, shared voting power with respect to 7,607,000 shares, sole dispositive power with respect to 3,412,500 shares and shared dispositive power with respect to 7,607,000 shares, and (b) Longleaf beneficially owns 7,607,000 shares, as to which Longleaf has no sole voting power with respect to any shares, shared voting power with respect to 7,607,000 shares, no sole dispositive power with respect to any shares and shared dispositive power with respect to 7,607,000 shares.

2. According to Schedule 13G filed on August 9, 2001 by Mellon Financial Corporation ("Mellon"), The Boston Company, Inc. ("TBCI") and The Boston Company, Asset Management, LLC ("TBCAM"): (a) Mellon beneficially owns 8,291,886 shares, as to which Mellon has the sole voting power with respect to 7,108,719 shares, shared voting power with respect to 865,182 shares, sole dispositive power with respect to 8,290,616 shares and shared dispositive power with respect to 1,270 shares, (b) TBCI beneficially owns 6,866,600 shares, as to which TBCI has the sole voting power with respect to 5,736,800 shares, shared voting power with respect to 865,000 shares, sole dispositive power with respect to 6,866,600 shares and no shared dispositive power with respect to any shares, and (c) TBCAM beneficially owns 5,551,300 shares, as to which TBCAM has the sole voting power with respect to 4,421,500 shares, shared voting power with respect to 865,000 shares, sole dispositive power with respect to 5,551,300 shares and no shared dispositive power with respect to any shares.

3. According to Schedule 13G/A filed on February 13, 2001, SASCO Capital, Inc. ("SASCO") beneficially owns 6,057,600 shares, as to which SASCO has sole voting power with respect to 2,901,650 shares and exercises sole dispositive power with respect to all such shares.

4. According to Schedule 13G filed on February 15, 2001 by Snyder Capital Management, L.P. ("SCMLP") and Snyder Capital Management, Inc. ("SCMI"):
    (a) SCMLP beneficially owns 5,474,750 shares, as to which SCMLP has no sole voting power with respect to any shares, shared voting power with respect to 5,037,150 shares, no sole dispositive power with respect to any shares and shared dispositive power with respect to 5,474,750 shares, and (b) SCMI beneficially owns 5,474,750 shares as to which SCMI has no sole voting power with respect to any shares, shared voting power with respect to 5,037,150 shares, no sole dispositive power with respect to any shares, and shared dispositive power with respect to 5,474,750 shares.

5. According to Schedule 13G/A filed on January 10, 2001 by AXA Assurances I.A.R.D. Mutuelle ("I.A.R.D."), AXA Assurances Vie Mutuelle ("AAVM"), AXA Conseil Vie Assurance Mutuelle ("ACVAM"), AXA Courtage Assurance Mutuelle ("ACAM"), AXA and AXA Financial Inc. ("AFI"): (a) each of I.A.R.D., AAVM, ACVAM, ACAM and AXA beneficially owns 4,253,003 shares and has sole voting power with respect to 2,477,853 shares, shared voting power with respect to 1,279,600 shares, sole dispositive power with respect to 4,253,003 shares and no shared dispositive power with respect to any shares (b) AFI beneficially owns 4,252,602 shares and has sole voting power with respect to 2,477,452 shares, shared voting power with respect to 1,279,600 shares, sole dispositive power with respect to 4,252,602 shares and no shared dispositive power with respect to any shares and (c) the following subsidiaries of AFI beneficially own shares: (i) Alliance Capital Management L.P. (3,223,202 shares, as to which such entirety exercises sole voting power with respect to 1,448,052 shares, shared voting power with respect to 1,279,600 shares and sole dispositive power with respect to all such shares); and (ii) The Equitable Life Insurance Society of the United States (1,029,400 shares, as to which such entirety exercises sole voting power and sole dispositive power with respect to all such shares).

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each current director of the Company, the executive officers currently employed by the Company and named in the Summary Compensation Table and all current directors and executive officers as a group. Each director or executive officer has sole voting and investment power over the shares reported, except as noted below.

                                                                 NUMBER OF      PERCENT
NAME                                                          SHARES(1)(2)(3)   OF CLASS
----                                                          ---------------   --------
Steven C. Barre.............................................        61,246        *
Brian C. Beazer.............................................       103,372        *
William E. Butler...........................................        59,205        *
David H. Clarke (4).........................................     2,046,659        2.75%
John J. McAtee, Jr..........................................       121,577        *
James O' Leary..............................................       326,794        *
The. Hon. Charles H. Price II (5)...........................        63,127        *
Dorothy E. Sander...........................................       358,464        *
Sir Harry Solomon (6).......................................       140,577        *
Royall Victor III...........................................        65,077        *
Mark Vorder Bruegge.........................................        48,977        *
Allan D. Weingarten.........................................        25,368        *
Robert R. Womack............................................       482,446        *
All current directors and executive officers as a group (18)
  persons including the foregoing...........................     4,107,562        5.53%

------------------------

    * Less than 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Clarke-372,103 shares; Mr. O'Leary-113,060 shares;
    Ms. Sander-66,218 shares; Mr. Barre-10,000 shares; all current directors and executive officers as a group-598,731 shares.

(2) Includes shares in the 401(k) Plan as of January 7, 2001 (the latest practicable date for such information) based on investments made by the individuals and by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power with respect to the Company's matching contribution:
    Mr. Clarke-27,842 shares; Mr. O'Leary 8,591 shares; Ms. Sander-10,506 shares; Mr. Weingarten-368 shares; Mr. Womack-14,675 shares;
    Mr. Barre-4,183 shares; all current directors and executive officers as a group-76,551 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Beazer-41,250 shares; Mr. Barre-45,500 shares;
    Mr. Butler-44,950 shares; Mr. Clarke-1,066,720 shares; Mr. McAtee-42,750 shares; Mr. O'Leary-165,151 shares; Mr. Price-42,750 shares;
    Ms. Sander-213,750 shares; Sir Harry-42,750 shares; Mr. Victor-42,750 shares; Mr. Vorder Bruegge-33,750 shares; Mr. Weingarten-25,000;
    Mr. Womack-348,350 shares; all current directors and executive officers as a group-2,286,163 shares.

(4) Includes 5,361 shares held by one of Mr. Clarke's children and Mr. Clarke's wife, as to which he disclaims beneficial ownership.

(5) Includes 3,225 and 1,175 shares held in Mr. Price's Individual Retirement and Pension accounts, respectively, as to which Mr. Price has voting and investment power. Also includes 150 shares held by his wife, as to which he disclaims beneficial ownership.

(6) Includes 25,500 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, 25,500 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power, and 31,000 shares held by a holding company as to which he shares voting power and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Company believes that its directors and executive officers were in compliance with these requirements with respect to fiscal 2001.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

    The Board of Directors of the Company is presently divided into three classes, one with four directors and two with three directors, with each class serving three years. The term of office of directors in Class I expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be elected to Class I for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

    Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2005 Annual Meeting and until their successors are duly elected and qualified.

    Set forth below is biographical information as of a recent date concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.

                     NOMINEES FOR ELECTION AS DIRECTORS IN
             CLASS I--TERM CONTINUES UNTIL THE 2005 ANNUAL MEETING

    Brian C. Beazer, 66, has served as a director of the Company since September 17, 1996. Mr. Beazer has served as Chairman of Beazer Homes
USA, Inc., which designs, builds and sells single family homes, since 1993.

    John J. McAtee, Jr., 65, has served as a director of the Company since the spinoff of the Company's predecessor from Hanson PLC ("Hanson") in May 1995 (the "Demerger"). Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is a director of PhotoMedex, Inc.

    James O'Leary, 38, has served as a Director of the Company since
February 10, 2000 and as Executive Vice President of the Company since
October 4, 1999. He is currently responsible for the Company's lighting businesses. Mr. O'Leary served as Senior Vice President and Chief Financial Officer of the Company from June 1998 to October 4, 1999. He served as Corporate Controller of the Company from the Demerger until June 1998 and was elected as a Vice President in January 1996.

                         DIRECTORS CONTINUING IN OFFICE
             CLASS II--TERM CONTINUES UNTIL THE 2003 ANNUAL MEETING

    William E. Butler, 70, has served as a director of the Company since June 1998 and was a director of Zurn Industries, Inc. ("Zurn") from November 1992 to June 1998. Mr. Butler was a director, Chairman and Chief Executive Officer of the Eaton Corporation (a global manufacturer of highly engineered products that serve industrial, vehicle, construction and semiconductor markets), and is a director of Applied Industrial Technologies, Inc., The Goodyear Tire & Rubber Company and Borg Warner Automotive Inc.

    The Hon. Charles H. Price II, 70, has served as a director of the Company since the Demerger. Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was Chairman of the Board of Mercantile Bank of Kansas City from 1992 to 1996. He served as the U.S. Ambassador to Belgium from 1981 to 1983 and the U.S. Ambassador to the Court of St. James from 1983 to 1989. He is a director of The New York Times Co. Inc. and is an Advisory Director of Firstar Bank, Kansas City.

    Royall Victor III, 63, has served as a director of the Company since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.'s Investment Banking Group from January 1994 until his retirement in July 1997.

            CLASS III--TERM CONTINUES UNTIL THE 2004 ANNUAL MEETING

    David H. Clarke, 60, has served as Chairman and Chief Executive Officer of the Company since the Demerger. Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Mr. Clarke is a director of Fiduciary Trust International, a company engaged in investment management and administration of assets for individuals, which is a subsidiary of Franklin Templeton Investments.

    Sir Harry Solomon, 64, has served as a director of the Company since
June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of a number of companies including Consolidated Land Investments Limited.

    Mark Vorder Bruegge, 76, has served as a director of the Company since the Demerger. He was a Director of First Commercial Bank of Memphis from
February 1997 to January 1999. He was Vice Chairman of United American Bank of Memphis from February 1996 to February 1997 when it was purchased by First Commercial Bank of Little Rock. He served as Chairman of United American Bank from 1994 to February 1996 and as Vice Chairman of that company from 1985 to 1994.

    Robert R. Womack, 64, has served as a director of the Company since
June 1998. He served as a director, Chairman and Chief Executive Officer of Zurn from October 1994 until December 31, 1999. Mr. Womack is currently a director and Chairman of Precision Partners, Inc., a supplier of precision machine parts to the power systems, automotive and aerospace industries, a position he has held since March 2000. He also has served as a director of Covanta Energy Corporation, formerly known as The Ogden Corporation, an energy company, since June 2000 and as a director of Commercial Metals Company since May 1999.

                              CORPORATE GOVERNANCE

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

    Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Each non-employee director is entitled to an annual retainer of $25,000, which is payable wholly in shares of Common Stock in four equal installments on the first business day of each calendar quarter. For the Company's fiscal year ended September 29, 2001 ("fiscal 2001"), the retainer was paid to each non-employee director by delivery of 2,580 shares of Common Stock, based on the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on October 2, 2000, of $9.6875 per share, plus cash in lieu of a fractional share. Each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of options to purchase 7,500 shares of Common Stock and an annual grant of options to purchase 3,750 shares of Common Stock.

    Each non-employee director is entitled to a fee of $1,500 payable in cash for each Board or Committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors' and officers' liability and travel accident insurance policies insuring both employee and non-employee directors.

    The Board held twelve meetings in fiscal 2001. Each director attended at least seventy-five percent of all meetings of the Board and Committees on which such director served, with the exception of Mr. Butler who attended approximately 68% of such meetings.

COMMITTEES OF THE BOARD

    The Board has established four standing committees, an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, each of which is briefly described below. The Board has also established a Finance Committee described below.

    The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The committee, which presently consists of Mr. Clarke (Chairman), Mr. O'Leary, Sir Harry and Mr. Victor, did not meet during fiscal 2001.

    The Company has an Audit Committee. Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee."

    The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The committee, which presently consists of Messrs. Beazer, Price and Vorder Bruegge (Chairman), met six times during fiscal 2001.

    The Nominating Committee is responsible for recommending nominees for the Board and the committees of the Board. The committee, which presently consists of Mr. Clarke, Sir Harry (Chairman) and Mr. Victor, did not meet during fiscal 2001.

    The Finance Committee, which was formed on May 15, 2001, has been authorized to oversee all of the Company's financial activities, including the evaluation of the strategic alternatives for the Company and the conduct of the sales of the Company's assets and businesses. The Committee, which consists of Messrs. Beazer, McAtee (Chairman), Price, Victor and Womack, met six times during fiscal 2001. On September 11, 2001, the Board of Directors, in recognition of the extraordinary amount of time being spent on Finance Committee matters by Mr. McAtee in his capacity as Chairman of the Finance Committee, approved payment of a monthly fee of $10,000 to be paid to Mr. McAtee payable from May, 2001. In fiscal 2001, in addition to other fees he received as a director, a total of $60,000 was paid by the Company to Mr. McAtee in accordance with this arrangement.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee, which met seven times during fiscal 2001, oversees the Company's financial reporting process on behalf of the Board of Directors and consists of three directors, all of whom are independent within the meaning of the New York Stock Exchange rules. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors has approved a written charter which governs the Audit Committee.

    The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has received in writing information concerning the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

    The committee discussed with the Company's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 29, 2001 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young as the Company's independent auditors for 2002.

                                          Respectfully Submitted:
                                          Royall Victor III, Chairman
                                          William E. Butler
                                          John J. McAtee

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has delivered the following report:

    EXECUTIVE OFFICER COMPENSATION

    The philosophy of the Compensation Committee is that the Company's executive compensation program should be an effective tool for incentivizing employees to improve Company performance in an effort to foster the creation of stockholder value. While the Compensation Committee believes that the base compensation of the Company's executive officers should be generally competitive with that provided by public companies of comparable size, the Compensation Committee believes strongly that a substantial portion of the executive officers' compensation (both cash and non-cash elements) should be contingent upon performance. Moreover, the Compensation Committee has historically encouraged equity ownership by the Company's executive officers so that management's interests are closely aligned with the interests of stockholders.

    BASE COMPENSATION

    The minimum base compensation levels of the Company's executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 4, 2001, the Compensation Committee did not award the executive officers any increases in base salary. The Compensation Committee believes the base salaries to be reasonable and appropriate.

    ANNUAL INCENTIVE BONUS

    Under the U.S. Industries, Inc. 2000 Annual Performance Incentive Plan (the "Annual Performance Incentive Plan"), the Compensation Committee determines the executive officers that are eligible for a bonus under the plan for each fiscal year and the target levels (e.g., entry level, a mid-point and a maximum level) for such bonuses. The bonus level achieved for each fiscal year is determined based on the achievement of pre-established performance targets selected by the Compensation Committee.

    At a meeting on December 4, 2000, the Compensation Committee set, for fiscal 2001, performance targets for all participants and individual levels for participation as a percentage of base pay (ranging from 55% to 100%, the "Bonus Percentage") upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee and increased levels specified for above full-target achievements which could result in bonuses under the plan being awarded in the range of 0% to 150% of each participant's Bonus Percentage. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 2001 based on the attainment of certain levels of earnings per share from continuing operations ("Earnings Per Share Performance Target"). In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and an additional amount (i.e., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award is credited to the executive officer's account under the U.S. Industries, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan") and deferred under the terms of that Plan with interest measured based on the rate of interest on long-term Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    At its meeting on December 4, 2001, the Compensation Committee determined that the performance targets for the fiscal 2001 Earnings Per Share Performance Target had not been met. Based on the foregoing, the Compensation Committee did not award any bonuses to the executive officers pursuant to the Annual Performance Incentive Plan during fiscal 2001.

    At its meeting on February 7, 2002, the Compensation Committee set performance targets for all participants for fiscal 2002 and individual levels for such participation as a percentage of base pay upon achievement of the targets, with certain entry and maximum bonus target levels for each bonus target category. These performance targets are based on debt reduction and sufficient profitability to extend or refinance the Company's credit facilities and any bonuses paid will be subject to decrease based upon final determination made by the Compensation Committee. In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and, unless otherwise determined by the Compensation Committee, a Long Term Incentive Plan Award equal to thirty percent (30%) of the immediately payable annual award. The Compensation Committee gave weight to the fact that a Long Term Incentive Plan Award would be paid in addition to the annual award and that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    STOCK OPTIONS

    Stock options have been granted by the Compensation Committee under the 2000 Stock Option Plan and the Amended U.S. Industries, Inc. Stock Option Plan (the "Amended Stock Option Plan") with an exercise price equal to the fair market value of Common Stock on the date of grant. Management makes recommendations to the Compensation Committee as to how many options will be granted to eligible executives of the Company and its subsidiaries.

    RESTRICTED STOCK

    Restricted stock has been granted by the Compensation Committee under the U.S. Industries, Inc. Restricted Stock Plan and the U.S. Industries, Inc. 1996 Employee Stock Plan. Management makes recommendations to the Compensation Committee as to how many shares of restricted stock will be granted to eligible executives of the Company and its subsidiaries.

    The Committee generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and expects to continue to do so in the future.

    Amounts awarded to the Chief Executive Officer and the Company's other executive officers under the Annual Performance Incentive Plan, as well as the portion of such awards deferred under the Company's Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the "performance-based compensation" exception of Section 162(m) of the Code. It is also intended that the stock options awarded under the 2000 Stock Option Plan and the Amended Stock Option Plan will qualify for the performance-based compensation exception of
Section 162(m) of the Code. The restricted stock awards are not intended to and may not qualify as performance-based compensation under Section 162(m) of the Code.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer has declined to accept any increase in his base compensation for calendar years since 1996.

    The Chief Executive Officer has received restricted stock and stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements is primarily based upon the success of the Company.

                                          Respectfully submitted:
                                          Mark Vorder Bruegge, Chairman
                                          Brian C. Beazer
                                          The Honorable Charles H. Price II

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company (the "named executive officers") for services rendered to the Company and its subsidiaries during fiscal 1999, 2000 and 2001.

                                                                      ANNUAL COMPENSATION
                                                     -----------------------------------------------------

          NAME AND              FISCAL                                OTHER ANNUAL          RESTRICTED
    PRINCIPAL POSITION(1)        YEAR      SALARY    BONUS($)(2)   COMPENSATION($)(3)   STOCK AWARDS($)(4)
-----------------------------  --------   --------   -----------   ------------------   ------------------
David H. Clarke..............    2001     $750,000           0          $ 13,315                     0
Chairman of the Board and        2000      750,000           0            11,345            $  675,000
  Chief Executive Officer        1999      750,000    $656,250           211,390               510,000

James O'Leary................    2001     $400,000           0          $  6,617                     0
Executive Vice President         2000      396,250           0             6,261                     0
                                 1999      243,417    $286,344            91,766            $1,078,250

Dorothy E. Sander............    2001     $280,250           0          $  4,146                     0
Senior Vice President-           2000      260,500           0             8,214                     0
  Administration                 1999      241,375    $149,450            58,322            $  675,125

Steven C. Barre..............    2001     $217,125           0          $ 12,705                     0
Senior Vice President,           2000      190,000      72,000             8,592            $  114,375
  General Counsel and            1999      164,500                        23,678                     0
  Secretary

Allan D. Weingarten..........    2001      182,877           0          $  6,087                     0
Senior Vice President, and       2000          N/A         N/A               N/A                   N/A
  Chief Financial Officer        1999          N/A         N/A               N/A                   N/A

                                  LONG TERM COMPENSATION
                               ----------------------------
                                SECURITIES      ALL OTHER
          NAME AND              UNDERLYING     COMPENSATION
    PRINCIPAL POSITION(1)       OPTIONS(#)        ($)(5)
-----------------------------  -------------   ------------
David H. Clarke..............           0       $   57,362
Chairman of the Board and         357,875           65,042
  Chief Executive Officer         255,000           49,894
James O'Leary................           0       $1,384,491
Executive Vice President          206,250           12,788
                                  125,000            7,712
Dorothy E. Sander............           0       $  169,987
Senior Vice President-            137,500           13,754
  Administration                   90,000           10,533
Steven C. Barre..............           0       $  149,278
Senior Vice President,            110,000            7,024
  General Counsel and                   0            5,262
  Secretary
Allan D. Weingarten..........     100,000       $   52,318
Senior Vice President, and            N/A              N/A
  Chief Financial Officer             N/A              N/A

------------------------------

(1) Allan D. Weingarten was employed on January 23, 2001 as Senior Vice President, Chief Financial Officer and Treasurer of the Company. Steven C. Barre became Senior Vice President, Secretary and General Counsel of the Company on September 11, 2001; he previously served in the capacity of Vice President, Secretary and General Counsel.

(2) For fiscal 1999, bonuses were awarded by the Compensation Committee under the annual performance incentive plan in effect for that fiscal year using a formula based on the attainment of certain levels of earnings per share from continuing operations. For fiscal years 2000 and 2001, no bonuses were awarded under the annual performance incentive plan in effect for those years.

(3) Amounts include awards under the Long Term Incentive Plan, which will be deferred in the participant's plan account. Annual distributions, constituting 15% of each participant's account, will be made commencing on December 15 of the fourth year following the initial award under the Long Term Incentive Plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the plan) and certain other circumstances. Amounts also include imputed income with regard to car allowances or perquisites, and Group Term Life Insurance in accordance with the Company's Welfare Plan.

(4) Mr. Clarke was awarded 30,000 shares and 60,000 shares of restricted stock in fiscal 1999 and fiscal 2000, respectively. Mr. O'Leary was awarded 66,000 shares of restricted stock in fiscal 1999. Ms. Sander was awarded 41,000 shares of restricted stock in fiscal 1999. Mr. Barre was awarded 10,000 shares of restricted stock in fiscal 2000. There were no awards of restricted stock in fiscal 2001. The values of the restricted stock are based upon the last reported sale price of an unrestricted share of Common Stock on the NYSE on the following dates of grants: Mr. Clarke-March 24, 2000 ($11.25); Mr. O'Leary- September 1, 1999 ($16.9375);
    Ms. Sander-September 1, 1999 ($16.9375); and Mr. Barre-February 11, 2000 ($11.4375). The shares of restricted stock vest seven years after grant (except for the May 18, 1999, and October 4, 1999 grants which vest on a three, five and seven year schedule), in each case subject to acceleration upon the occurrence of a Change in Control (as defined in each executive officer's employment agreement described under "Employment Agreements" below) or the occurrence of certain other events (as described in "Employment Agreements" below). The aggregate number of shares of restricted stock owned by the named executives and the market value of such shares, each as of October 1, 2001, are as follows: Mr. Clarke-382,103 shares ($878,837); Mr. O'Leary-118,394 shares ($272,306); Ms. Sander-71,552 shares
    ($164,570); and Mr. Barre-10,000 shares ($23,000). The closing price of the Common Stock ($2.30) on September 28, 2001, the last trading day of the fiscal year, was used to determine "market value."

   Effective on February 23, 1999, the Company adopted a Stock Ownership Tax
    Loan Program. The primary purpose of the loan program is to make loans available to executives of the Company to help such executives pay the federal, state and local taxes that are due when restricted stock vests, thereby encouraging them to retain stock ownership in the Company. Terms of the loan program requires immediate repayment of the outstanding amount of the loan by the executive to the Company in the event that the executive sells any shares of the Company's stock. The loan interest rate is the one year term borrowing rate at which the Company may borrow from its principal lenders but in no event may the interest rate be less than the applicable federal interest rate. Mr. Clarke, Ms. Sander and Ms. Burton are currently participating in the loan program. The largest aggregate amount of indebtedness outstanding (including accrued interest) at any time for the foregoing individuals during fiscal 2001 was $1,591,670, $654,750 and $46,710, respectively, and as of the date of this proxy statement these amounts remain outstanding.

(5) The amounts shown in this column include the matching contributions made by the Company to the accounts of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan. Also included is any interest earned in the named executive's Long Term Incentive Plan account, as well as special bonuses or payments made to certain executives. In fiscal 2001, a $50,000 signing bonus was paid to Allan D. Weingarten, a special bonus of $142,500 was paid to Steven C. Barre and a relocation payment of $157,342, which includes a tax gross-up, was paid to Dorothy E. Sander. In addition, in fiscal 2001 the Company agreed to pay a stay bonus to James O'Leary in the amount of $1,372,688 under certain circumstances more fully described in the "Employment Agreements" discussion below.

OPTION GRANTS FOR FISCAL 2001 AND POTENTIAL REALIZABLE VALUES

    The following table sets forth as to each of the named executive officers information with respect to option grants during fiscal 2001 and the potential realizable values of such option grants. The 5% and 10% assumed rates of growth, based on the grant price, are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions, the Company's performance and other factors.

                                                   INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                   --------------------------------------------------      VALUE AT ASSUMED
                                   NUMBER OF     % OF TOTAL                             ANNUAL RATES OF STOCK
                                   SECURITIES     OPTIONS                               PRICE APPRECIATION FOR
                                   UNDERLYING    GRANTED TO    EXERCISE                   OPTION TERM ($)(2)
                                    OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
NAME                                GRANTED     FISCAL YEAR    ($/SHARE)    DATE(1)        5%          10%
----                               ----------   ------------   ---------   ----------   ---------   ----------
Allan D. Weingarten.............    100,000         41.7%        8.0800     02/08/11    $ 508,147   $1,287,744

------------------------

(1) The options will become exercisable in four equal installments beginning on the first anniversary of grant; provided that each option is subject to acceleration upon a Change in Control (as defined in each applicable option agreement) and certain other circumstances. The options terminate on the tenth anniversary of the relevant grant, subject to earlier termination in the event that the executive's employment terminates in certain circumstances.

(2) Amounts for the named executive officers shown under the "Potential Realizable Value" columns have been calculated by (a) multiplying (i) the exercise price and (ii) the sum of 1 plus the adjusted stock price appreciation rate (the assumed annual appreciation rate shown (compounded for the term of the options)) (b) subtracting the exercise price per share and (c) multiplying the gain per share by the number of shares covered by the options.

OPTION EXERCISES AND VALUES FOR FISCAL 2001

    The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 2001 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 29, 2001.

                                                                                                  VALUE OF
                                                                              NUMBER OF          UNEXERCISED
                                                         IN-THE-MONEY   SECURITIES UNDERLYING    OPTIONS ($)
                                   UNEXERCISED OPTIONS      VALUE         (#) EXERCISABLE/      EXERCISABLE/
                                     SHARES ACQUIRED       REALIZED         UNEXERCISABLE       UNEXERCISABLE
NAME                                 ON EXERCISE (#)         ($)             AT 10/1/01          AT 10/1/01
----                               -------------------   ------------   ---------------------   -------------
David H. Clarke..................          N/A                N/A          987,720/395,907           0/0
Dorothy E. Sander................          N/A                N/A          185,000/148,125           0/0
James O'Leary....................          N/A                N/A          127,651/217,188           0/0
Steven C. Barre..................          N/A                N/A            34,250/82,500           0/0
Allan D. Weingarten..............          N/A                N/A                0/100,000           0/0

------------------------

(1) In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $2.30 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on September 28, 2001, the last trading day of the fiscal year.

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index. The peer group aligns the Company to a branded, consumer-oriented building products group of companies and consists of American Standard Cos. Inc., Black & Decker Corp., Fortune Brands Inc., Masco Corp., Newell Rubbermaid Inc., Stanley Works and the Company.

    The graph assumes that $100 was invested on September 30, 1996 in each of the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. The peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        U S INDUSTRIES INC  S&P 500 INDEX  PEER GROUP
Sep-96             $100.00        $100.00     $100.00
Sep-97             $166.00        $140.45     $131.27
Sep-98              $86.97        $153.15     $125.37
Sep-99              $92.02        $195.74     $130.12
Sep-00              $59.07        $221.74      $99.93
Sep-01              $13.76        $162.71     $113.33

USI RETIREMENT PLAN

    The USI Retirement Plan (the "Retirement Plan") provides pension benefits to the Company's corporate office employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

    Under the Retirement Plan, the annual retirement benefits of the Company's corporate office employees, including its executive officers, will equal the greater of (i) the sum of (a) 1.95% of an employee's Final Average Earnings plus
(b) .65% of that portion of the employee's Final Average Earnings in excess of Covered Compensation, multiplied by the employee's years of Credited Service (to a maximum of 25), and (ii) the product of (a) 2.67% of an employee's Final Average Earnings (which excludes, among other things, bonuses) minus 2% of such employee's Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the "Freeze Date"), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the "Offset Formula"). Credited service for all corporate office employees, including the Company's executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

    The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company's corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the the SRP, an unfunded supplemental retirement plan applicable to certain executive officers of the Company, which is described below.

                                                   YEARS OF FINAL SERVICE
                         --------------------------------------------------------------------------
FINAL AVERAGE EARNINGS      10         15         20         25         30         35         40
----------------------   --------   --------   --------   --------   --------   --------   --------
$ 100,000............    $ 22,700   $ 34,050   $ 45,400   $ 56,750   $ 56,750   $ 56,750   $ 56,750
  200,000............      49,400     74,100     98,800    123,500    123,500    123,500    123,500
  300,000............      76,100    114,150    152,200    190,250    190,250    190,250    190,250
  400,000............     102,800    154,200    205,600    257,000    257,000    257,000    257,000
  500,000............     129,500    194,250    259,000    323,750    323,750    323,750    323,750
  600,000............     156,200    234,300    312,400    390,500    390,500    390,500    390,500
  700,000............     182,900    274,350    365,800    457,250    457,250    457,250    457,250
  800,000............     209,600    314,400    419,200    524,000    524,000    524,000    524,000
  900,000............     236,300    354,450    472,600    590,750    590,750    590,750    590,750
 1,000,000...........     263,000    394,500    526,000    657,500    657,500    657,500    657,500

    The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke-25 years; Mr. O'Leary-8.42 years; Ms. Sander-17.33 years; Mr. Barre-13 years and Mr. Weingarten-.75 years.

USI SUPPLEMENTAL RETIREMENT PLAN

    The USI Supplemental Retirement Plan (the "SRP") is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. In general terms, the purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant's annual benefit is equal to 66 2/3% of his or her Average Final Compensation less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. Participants will become vested in their benefits under the SRP, upon termination of employment (other than for cause), after five years of service, subject to signing a release, otherwise they will only become vested at age 60 if they remain employed with the Company until that time. The normal form of benefit under the SRP shall be a monthly annuity ceasing on the participant's death. The optional benefit forms are the forms of benefit provided under the Retirement Plan. Although Mr. Clarke had declined to be considered for increases in his base salary for 1996 through 2001 calendar years, under the terms of the SRP he was deemed to receive a salary increase for purposes of the SRP for each of the years equal to the average salary increase for officers employed in the Company's Iselin, New Jersey office. For purposes of determining Average Final Compensation under the SRP, Mr. Clarke is considered to have a base salary for the 1997, 1998, 1999, 2000 and 2001 calendar years equal to $875,008, $952,009,
$1,014,746, $1,081,719 and $1,107,572, respectively. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan.

                             EMPLOYMENT AGREEMENTS

    The following is a summary of the employment agreements between the Company and each of the named executive officers. The employment agreements provide for each named executive to serve in the respective capacities indicated in the Summary Compensation Table above.

    Mr. Clarke's term of employment will expire at the end of the current three-year term and the term of employment for Messrs. O'Leary, Barre, Weingarten and Ms. Sander will expire at the end of the current two-year terms. The term of each of the agreements is subject to automatic extension for additional three-year terms in the case of Mr. Clarke, additional two-year terms in the case of Mr. O'Leary and Ms. Sander and additional one-year terms in the case of Messrs. Barre and Weingarten, unless either party gives at least ninety
(90) days prior written notice of non-extension or the agreement is terminated earlier as discussed below.

    The employment agreements provide that the Company will pay Messrs. Clarke, O'Leary, Ms. Sander and Messrs. Barre and Weingarten base annual salaries at a rate of not less than $750,000, $400,000, $285,000, $285,000 and $265,000, respectively. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target bonus percentage equal to at least 100% of base salary for Mr. Clarke, 85% of base salary for Mr. O'Leary, 70% of base salary for Ms. Sander and Messrs. Barre and Weingarten, pursuant to the Company's annual incentive bonus plan or a successor plan (the "Target Bonus"). The employment agreements also entitle the executives to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives of a comparable level.

    The employment agreements for Messrs. Clarke, O'Leary and Ms. Sander provide that if the executive's employment with the Company is terminated by reason of death or disability (as defined in the applicable employment agreement), the executive or his or her legal representative will receive, in addition to accrued compensation (including, without limitation, any declared but unpaid bonus, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses (the "Accrued Amounts")), a prorated Target Bonus for the fiscal year of the executive's death or disability, full accelerated vesting under all equity-based and long-term incentive plans, any other amounts or benefits owed to the executives under the then applicable employee benefit plans or policies of the Company, which will be paid in accordance with such plans or policies, payment of base salary on a monthly basis for a specified period (twelve (12) months in the case of Mr. Clarke, six (6) months in the case of Mr. O'Leary and Ms. Sander) and payment of spouse's and dependents' COBRA coverage premiums for no more than three (3) years, subject in the case of disability to offset against the base salary payment by the amount the executive would receive under any long-term disability program maintained by the Company.

    The employment agreements with Messrs. Barre and Weingarten provide that upon a termination by reason of death or disability, the executives or their legal representatives will receive only the Accrued Amounts and any other amounts or benefits owed to them under the then applicable employee benefit plans, long-term incentive plans or equity plans and programs of the Company, which will be paid in accordance with such plans and programs.

    The employment agreement with Mr. Clarke provides that if Mr. Clarke's employment with the Company is terminated (i) by the Company other than for cause (as defined in his employment agreement) or due to a disability; (ii) by the executive for good reason (as defined in his employment agreement);
(iii) by the executive for any or no reason within two (2) years after a Change in Control of the Company (as defined in his employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term ((i) through (iv) referred to herein collectively as "Severance Payment Events"), then Mr. Clarke shall be entitled to receive, among other things
(a) a lump sum within five (5) days after such Severance Payment Event equal to
(i) three (3) times base

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salary, and (ii) three (3) times the highest annual bonus paid or payable to
Mr. Clarke by the Company for any of the previous three (3) completed fiscal years, provided that if such termination occurs on or after a Change in Control of the Company, Mr. Clarke will instead receive three (3) times the Target Bonus, (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (c) three (3) years of additional service and compensation credit for pension purposes, (d) three (3) years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan,
(e) payment by the Company of the premiums for Mr. Clarke and his dependents' health coverage for three (3) years (all such payments being collectively referred to as the "Severance Payment") and (f) if such termination occurs after a Change in Control of the Company and Mr. Clarke is married at the time of the commencement of his benefits under the SRP his spousal death benefit under the SRP shall be the survivor benefit under a joint and 60% annuity rather than an actuarially adjusted survivor benefit under a joint and 50% annuity (the "Special SRP Benefit Treatment"). In addition, Mr. Clarke's employment agreement provides that if he dies or becomes disabled after a Change in Control of the Company and is married at the time of his death or disability, the Special SRP Benefit Treatment shall apply. If after a Change in Control of the Company
Mr. Clarke has not attained the normal retirement date provided under the SRP as of the date of any Severance Payment Event, Mr. Clarke will be deemed to have attained his normal retirement date for purposes of the SRP and payments of amounts thereunder. In addition, if the Severance Payment to Mr. Clarke under the employment agreement, together with other amounts paid to Mr. Clarke, exceeds certain threshold amounts and results from a change in ownership (as defined in Section 280G(b)(2) of the Code), the employment agreement provides that Mr. Clarke will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If Mr. Clarke is terminated for cause, voluntarily resigns (which right
Mr. Clarke has on sixty (60) days' prior written notice to the Company) or the Company retires Mr. Clarke at or after his sixty-fifth birthday, Mr. Clarke will only receive the Accrued Amounts and benefits provided in benefit plans, provided that in the event such voluntary resignation is after age sixty-two
(62) there will be certain additional vesting with regard to stock options and restricted stock in accordance with the terms of the applicable plans.

    The employment agreements with Mr. O'Leary and Ms. Sander provide for substantially similar provisions on termination situations described in the prior paragraph except that the definitions of "cause" and "good reason" have differences that provide the Company with broader rights, the Severance Payment will be based on a two (2) time rather than three (3) time multiple and, in certain limited instances, will be subject to offset, there will be more limited vesting of stock options and restricted stock and they may only resign and collect severance based purely on the Change in Control of the Company during a thirty (30) day window after the first anniversary of the Change in Control of the Company. In addition, as described in more detail below, Mr. O'Leary's employment agreement was amended as a result of certain managerial changes made in contemplation of the spinoff of Lighting Corporation of America (the "LCA Spinoff") to provide for a retention bonus.

    The employment agreements with Messrs. Barre and Weingarten provide that on a termination by the executive for good reason (as defined in the applicable employment agreement), by the Company without cause (as defined in the applicable employment agreement) or nonextension of the employment term by the Company, they will receive among other things (i) the Accrued Amounts and
(ii) equal monthly payments of the executive's then monthly rate of base salary for twelve (12) months, provided that if such termination occurs within two
(2) years after a Change in Control, they will instead receive a lump sum equal to two (2) times base salary and the Target Bonus. In addition, if such termination occurs within two (2) years after a Change in Control, Messrs. Barre and Weingarten will receive (i) two (2) years of additional service and compensation credit for pension purposes, (ii) two (2) years of the maximum Company 401(k) contribution, (iii) any earned or declared but unpaid annual bonus and (iv) payment of premiums for the executives and their dependents' health coverage for two (2) years (or, one (1) year of COBRA coverage premium payments (as long as they remain eligible for COBRA) if such termination is prior to, or after two
(2) years following a Change in Control). Messrs. Barre and Weingarten are required to execute a release prior to receiving severance payments and they must comply with certain provisions relating to confidential information, non-competition and non-solicitation.

    The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors' and officers' liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

    On July 23, 2001, Mr. O'Leary's employment agreement was amended as a result of certain managerial changes that were made by the Company in contemplation of the LCA Spinoff which resulted in a modification of Mr. O'Leary's responsibilities. In return for Mr. O'Leary waiving his right to terminate for good reason (as defined in his employment agreement prior to July 23, 2001) and substantially narrowing the definition of "good reason" in his employment agreement, and to induce him to remain employed with the Company, absent a Change in Control, through at least June 30, 2002, the Company agreed to provide him with certain additional amounts.

    Upon the earliest to occur of the following: (i) June 30, 2002, if Mr. O'Leary is employed by the Company on such date, (ii) the occurrence of a Change in Control, if he is employed by the Company on such date or (iii) the termination of his employment by the Company for any reason (other than a termination (x) by the Company for "cause" or (y) voluntarily by Mr. O'Leary other than for "good reason"), the Company will pay Mr. O'Leary a stay bonus in the amount of $1,372,688 (the "Stay Bonus"). An amount equal to the Stay Bonus is currently held in escrow by Manufacturers and Traders Trust Company ("M&T Bank") pursuant to the terms of an escrow agreement by and among Mr. O'Leary, the Company and M&T Bank. The Stay Bonus is in addition to, and not in substitution for, any of Mr. O'Leary's entitlements under his employment agreement.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM B ON PROXY CARD)

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company's financial statements for fiscal 2002. Ernst & Young LLP were the Company's independent auditors for fiscal 2001. If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for fiscal 2001 for professional services rendered for the audit of the Company's annual financial statements and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,577,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed by Ernst & Young LLP for fiscal 2001 for professional services rendered for information technology services relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for fiscal 2001 for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $6,484,000, including audit-related services of $1,525,000 consisting principally of benefit plan and subsidiary audits, and non-audit services of $4,959,000 consisting of U.S. and foreign tax services ($2,066,000), LCA Spinoff tax consulting services ($2,211,000) and other services ($682,000).

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

             STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

    If a stockholder intends to present a proposal for action at the 2003 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Company by September 30, 2002. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

    The By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. The

Nominating Committee will consider nominations that comply with the procedures set forth below. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 60 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Notice of a stockholder proposal or a director nomination for a special meeting must be received by the Company no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders' meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

    In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2003 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, New Jersey 08830.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

    The Company's Annual Report on Form 10-K for the fiscal year ended
September 29, 2001, including financial statements, is enclosed herewith. The Company will furnish any exhibit to such Annual Report on Form 10-K upon request by a stockholder directed to Secretary of the Company, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, NJ 08830, for a fee limited to the Company's reasonable expenses in furnishing such exhibits.

                                          By Order of the Board of Directors,
                                          STEVEN C. BARRE
                                          SECRETARY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES     Please mark
FOR THE BOARD LISTED BELOW AND FOR THE PROPOSAL               your votes as
LISTED BELOW                                                  indicated in
                                                              this example   /X/

A. ELECTION OF DIRECTORS             B. Ratify appointment of Ernst & Young LLP
                                        as independent auditors for fiscal 2002.

  FOR all nominees      TO WITHHOLD             FOR   AGAINST   ABSTAIN
(except as marked    AUTHORITY (for all         /_/     /_/       /_/
 to the contrary*)    nominees listed)
      /_/                  /_/

NOMINEES:                              *INSTRUCTION: To withhold authority to
01 Brian C. Beazer                      vote for any INDIVIDUAL ominee, strike
02 John J. McAtee, Jr.                  a line through the nominee's name.
03 James O'Leary

                                        You are encouraged to specify your
                                        choices by marking the appropriate
                                        boxes, but you need not mark any boxes
                                        if you wish to vote in accordance with
                                        the Board of Directors' recommendations.
                                        Your shares cannot be voted unless you
                                        sign, date and return this card.

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           PROMPTLY IN ACCOMPANYING ENVELOPE.

Signature(s) ____________________________________________ Date _________________

NOTE: Please sign as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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

                                                                       P R O X Y

                             U.S. INDUSTRIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF U.S. INDUSTRIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS--MARCH 21, 2002

     The undersigned hereby appoints DAVID H. CLARKE and STEVEN C. BARRE as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of U.S. Industries,[nb]Inc. to be held on March[nb]21, 2002, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote for the election of Directors and the other proposal described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors are: Brian C. Beazer, John J. McAtee, Jr. and James O'Leary.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED ""FOR'' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND ""FOR'' PROPOSAL B.

                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

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